NEUMAN & DRENNEN, LLC Attorneys at Law

	TEMPLE-BOWRON HOUSE 1507 PINE STREET BOULDER, COLORADO 80302	Englewood Office 5350 South Roslyn Street, Suite 400 Englewood, Colorado 80111

Clifford L. Neuman, P.C. E-mail: clneuman@neuman.com	Telephone: (303) 449-2100 Facsimile: (303) 449-1045	Telephone: (303) 221-4700 Facsimile: (303) 488-4755

September 26, 2002

OnSource Corporation
5455 Spine Road, Suite Mezzanine East
Boulder, Colorado 80301

Re: Registration Statement on Form SB-2

Gentlemen:

       We have acted as legal counsel for OnSource Corporation (the "Company") in connection with the Company's Registration Statement on Form SB-2 identified above (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Prospectus included as a part of the Registration Statement (the "Prospectus"), relating to 245,135 shares of Common Stock of the Company (the "Common Stock"). The Common Stock will be distributed as a spin-off dividend by Global Casinos, Inc., a shareholder of the Company, in the manner set forth in the Registration Statement and Prospectus.

       In connection therewith, we have examined: (a) the Registration Statement and the Prospectus included therein, as amended; (b) the Articles of Incorporation and Bylaws of the Company; and (c) the relevant corporate proceedings of the Company. In addition to such examination we have reviewed such other proceedings, documents, and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

       Based upon the foregoing, we are of the opinion that:
1.	The Company has been legally incorporated and is validly existing and in good standing under the laws of the State of Delaware.
2.	The shares of Common Stock to be distributed as a dividend by Global Casinos, Inc. have been validly and lawfully issued and are fully paid and nonassessable securities of the Company.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                                                     Sincerely,

                                                                                     /s/ Clifford L. Neuman
                                                                                     Clifford L. Neuman

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